Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark W. Kowlzan, Robert P. Mundy and Kent A. Pflederer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to a Registration Statement on Form S-3 relating to the registration of an indeterminate amount of principal amount of debt securities and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on September 7, 2021.

Signature	Title

/s/ Mark W. Kowlzan Mark W. Kowlzan	Chairman of the Board, Chief Executive Officer and Director

/s/ Robert P. Mundy Robert P. Mundy	Executive Vice President and Chief Financial Officer

/s/ Cheryl K. Beebe Cheryl K. Beebe	Director

/s/ Duane C. Farrington Duane C. Farrington	Director

/s/ Donna A. Harman Donna A. Harman	Director

/s/ Robert C. Lyons Robert C. Lyons	Director

/s/ Thomas P. Maurer Thomas P. Maurer	Director

/s/ Samuel M. Mencoff Samuel M. Mencoff	Director

/s/ Roger B. Porter Roger B. Porter	Director

/s/ Thomas S. Souleles Thomas S. Souleles	Director

/s/ Paul T. Stecko Paul T. Stecko	Director

/s/ James D. Woodrum James D. Woodrum	Director